INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Big City Radio, Inc.:


We consent to the use of our reports incorporated herein by reference in the Registration Statement filed on Form S-8 and to the reference to our firm under the headings "Selected Financial and Operating Data" and "Experts" in the Company's Prospectus dated December 18, 1997, included in the Company's Registration Statement on Form S-1 (File No. 333-36449), which has been incorporated herein by reference.



New York, New York                                         KPMG Peat Marwick LLP
February 10, 1998